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                                                                    Exhibit 23.2
                                                                    ------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and the Foreign Subsidiary Employee Stock Purchase Plan of pcOrder.com, Inc. of our report dated February 5, 1999, except for Note 10, as to which the date is February 25, 1999, with respect to the financial statements of pcOrder.com, Inc. included in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-90713), filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP
Austin, Texas
March 13, 2000